UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) October 6, 2000


                                  BIGMAR, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


           1-14416                                        31-1445779
   (Commission File Number)                (I.R.S. Employer Identification No.)


              9711 Sportsman Club Road, Johnstown, Ohio 43031-9141 (Address of principal executive offices, including zip code)


                                 (740) 966-5800
               (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS.
NASDAQ DELISTING

The Common Stock, $.001 par value (the "Common Stock"), of Bigmar, Inc. (the "Company") has been delisted from the National Association of Securities Dealers Automated Quotation ("NASDAQ") SmallCap Market ("NASDAQ SmallCap"). The Common Stock formerly traded under the symbol "BGMR". The Company received a notice dated April 7, 2000, from the Nasdaq Stock Market, Inc. that the Company no longer met the requirements for continued listing. According to the NASDAQ SmallCap rules, issuers with securities listed on NASDAQ SmallCap, in addition to other requirements, must maintain a minimum net tangible asset base, a minimum market capitalization, or a minimum net income to be eligible for continued listing of their securities. On June 26, 2000, the Company was informed by NASDAQ that, if the Company did not demonstrate compliance with the above requirements, the Company's Common Stock would be delisted. The Company requested a hearing to contest the delisting, which request staid the delisting until a determination by a NASDAQ hearing panel. The hearing was held on September 28, 2000. On October 5, 2000, the Company received a letter from NASDAQ, which stated that the NASDAQ hearing panel decided to delist the Common Stock effective with the open of business on October 6, 2000.

The Common Stock is eligible to be quoted on the OTC Bulletin Board, and the Company will seek to ensure that the Common Stock will be quoted on the OTC Bulletin Board. However, there is no assurance that existing market makers will continue to make a market in the Company's Common Stock on the OTC Bulletin Board or otherwise.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2000

                                        BIGMAR, INC.

                                        By: /s/ John G. Tramontana
                                            --------------------------------
                                            John G. Tramontana
                                            Chairman of the Board, President
                                            and Chief Executive Officer